UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

RAINBOW INTERNATIONAL, CORP.

 (Exact name of registrant as specified in its charter)

Nevada	3231	None
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 31, 2012, the registrant acquired all of the member interests of Aslanay Madencilik Sanayi Ve Ticaret Limited Sirketi, (translated -Aslanay Mining Trade and Ind. Limited Co.) a Turkish enterprise (“Aslanay”), from Aslan Ozer, its sole member, for 2,500,000 common shares of the registrant.

Aslanay was established and registered in April 2012 with offices located in Istanbul, Turkey.  Aslanay is a mineral exploration company engaged in the acquisition and development of gold, silver, lead, zinc and graphite.

Aslanay, now a wholly owned subsidiary of the registration, has acquired mineral licenses for seven properties located in Turkey from the Republic of Turkey Ministry of Energy and Natural Resources.  The licenses provide for the following:

1 year pre-exploration

2 years general exploration

4 years detailed exploration

CNI 43-101 compliant technical reports are currently being completed for all exploration licensed properties.  Field and surface samples from all properties are currently being analyzed at Acme Labs in Vancouver, Canada.  Aggressive drill programs will be implemented immediately following results of the CNI 43-101 compliant technical reports and Acme Lab analysis.

Item 3.02  Unregistered Sales of Equity Securities

On May 15, 2012, the registrant authorized the issuance of 2,207,508 common shares to Aslan Ozer for $264,867 in cash.    Mr. Ozer is the brother of Emine Ozer, the majority shareholder of the registrant.

On July 31, 2012, the registrant authorized the issuance of 2,500,000 common shares to Asland Ozer for the purchase of Aslanay.

Item 5.01 Changes in Control of Registrant

On March 26, 2012, a change of control of the registrant was made when Emine Ozer acquired 2,856,312 common shares from selling shareholders which represented 80.69% of the issued and outstanding common shares.

Subsequently, based on the issuances described in Item 3.02, Mr. Aslan Ozer became the majority shareholder of the registrant, owning 57.085 of the issued and outstanding common shares,

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2012, Vladimir Bibik, the sole officer and director of the registrant appointed Donald L. Perks as president, chief executive officer, chief financial officer and director and thereafter resigned due to the change of control.

Donald L. Perks was the founder, officer and director of Canada Pay Phone, a telecommunications company, from 1994 to 2001.  Mr. Perks was an officer and director of Global Immune Technologies Inc,  a natural resource exploration company, from 2003 through February 2012.

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Aslanay Stock Purchase Agreement dated July 31, 2012 between the registrant

Exhibit 99.1   Audited Financials of Aslanay Madencilik Sanayi Ve Ticaret Limited

   Sirketi

Exhibit 99.2

Aslanay License Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rainbow International Corp..

August 22, 2012	By:	/s/ Donald L. Perks
Donald L. Perks Chief Executive Officer, Chief Financial Officer